UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 25, 2011 (August 24, 2011)

NUTRASTAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52899	80-0264950
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

7/F Jinhua Mansion
41 Hanguang Street
Nangang District, Harbin 150080
People's Republic of China

(Address of Principal Executive Offices)

(86) 451-82287746
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 8.01 of this Current Report is incorporated by reference into this Item 1.01.

ITEM 8.01. OTHER EVENTS.

Repurchase Program

On August 24, 2011, the Board of Directors of Nutrastar International Inc. (the “Company”) authorized a repurchase of up to $5 million of the Company’s common stock over twelve (12) months pursuant to a stock repurchase program (the “Repurchase Program”). Under the terms of the Repurchase Program, the Company may repurchase shares through open market, negotiated private or block transactions. The stock repurchase activities will be conducted in compliance with applicable federal securities laws, including, but not limited to, the safe harbor provisions of Rule 10b–18 of the Securities Exchange Act of 1934, as amended. The Repurchase Program does not obligate the Company to repurchase any dollar amount or number of shares of its common stock, and the program may be extended, modified, suspended or discontinued at any time.

A copy of the press release announcing the Repurchase Program is attached hereto as Exhibit 99.1 and the portions of the press release relating to the authorization of the Repurchase Program are incorporated herein by reference.

Amendment to the Securities Purchase Agreement

In connection with the adoption of the Repurchase Program, on August 24, 2011, the Company entered into an agreement (“Amendment No. 1”) with ARC China Investment Funds (“ARC China”) to amend the Securities Purchase Agreement (the “Purchase Agreement”) which was entered into on May 27, 2010 by and among the Company and the investors identified in the signature pages to the Purchase Agreement (the “Investors”). Pursuant to the Purchase Agreement, the Company and ARC China, which currently owns a majority of securities issued in connection with the private placement transaction contemplated by the Purchase Agreement (the “PIPE”), may amend the Purchase Agreement by entering into a written agreement.

Specifically, Amendment No. 1 revised Section 4.8 of the Purchase Agreement with respect to the use of proceeds received by the Company in connection with the PIPE. Under Amendment No. 1, the Company may use the proceeds for general corporate and working capital purposes and acquisition of assets, businesses or operations or for other purposes that the Board of Directors in good faith deems to be in the best interest of the Company, including the repurchase or redemption of shares of the Company’s capital stock.

Lock-up Agreement

On August 24, 2011, the Company also entered into a lock up agreement with ARC China, pursuant to which ARC China agreed not to sell, transfer or dispose of, directly or indirectly, any shares of Company common stock or any securities convertible into or exercisable or exchangeable for shares of Company common stock that it beneficially owns without a prior written consent of the Company for a period of six months.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Amendment No. 1 and the Lock-up Agreement, or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the provisions of such agreements attached to this report as Exhibits 10.1 and 10.2, respectively.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description

10.1	Amendment No. 1 to the Securities Purchase Agreement, dated August 24, 2011, by and between the Company and ARC China Investment Funds.

10.2	Lock-up Agreement, dated August 24, 2011, by and between the Company and ARC China Investment Funds.

99.1	Press release dated August 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nutrastar International Inc.

Date: August 25, 2011

/s/ Lianyun Han
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 1 to the Securities Purchase Agreement, dated August 24, 2011, by and between the Company and ARC China Investment Funds.

10.2	Lock-up Agreement, dated August 24, 2011, by and between the Company and ARC China Investment Funds.

99.1	Press release dated August 25, 2011